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                                                                    Exhibit 99.2

[DREYER'S LOGO]
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dreyer's Grand Ice Cream, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                       KEEP THIS PORTION FOR YOUR RECORDS
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                                                                                  DETACH AND RETURN THIS PORTION ONLY

         THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

DREYER'S GRAND ICE CREAM, INC.

  THE SHARES COVERED BY THIS PROXY WILL BE VOTED
  IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO
  CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR
  PROPOSAL 1.

  VOTE ON PROPOSAL
                                                                                     FOR  AGAINST  ABSTAIN
  1.  The approval and adoption of the Agreement and Plan of Merger and
      Contribution, dated as of June 16, 2002, as amended from time to time (the     [ ]     [ ]     [ ]
      "Merger Agreement"), by and among Dreyer's Grand Ice Cream, Inc., a
      Delaware corporation ("Dreyer's"), New December, Inc., a Delaware corporation and wholly-owned subsidiary of Dreyer's ("New Dreyer's"),
      December Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of New Dreyer's, Nestle Holdings, Inc., a Delaware corporation
      ("Nestle"), and NICC Holdings, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Nestle, and approval of the transactions contemplated by the Merger Agreement.




Please date and sign exactly as your name(s) appears on your shares. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.



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Signature (Please Sign Within Box)    Date             Signature (Joint Owners)               Date

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PROXY

                         DREYER'S GRAND ICE CREAM, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints T. Gary Rogers, William F. Cronk, III and Edmund
R. Manwell, or any of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Common Stock, $1.00 par value, of DREYER'S GRAND ICE CREAM, INC., which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC., to be held at Dreyer's Grand Ice Cream, Inc., 5929 College Avenue, Oakland, California 94618, on _____________, 2003 at ______ p.m. and at any postponements or adjournments thereof, upon the matters stated on the reverse, and in their discretion, all other matters as may properly come before the meeting.


The Special Meeting of Stockholders may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

                (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE.)